F O R T R E S S

I N V E S T M E N T G R O U P

February 13, 2007

Dear David:

It is with great pleasure that we extend to you this offer to continue your employment with FIG LLC (previously operating as Fortress Investment Group LLC, (including its affiliates, “Fortress” or the “Company”)), as General Counsel, as set forth below.

Title:	General Counsel of Fortress Investment Group LLC.
Start Date:	April 19, 2004.
Compensation:

Your base salary will be paid at the rate of $200,000 per annum, payable in accordance with the regular payroll practices of Fortress Payment of additional compensation or a bonus in any given fiscal or calendar year does not, except as set forth above, entitle you to additional compensation or a bonus in any subsequent year. In order to be eligible for any bonus while employed at Fortress, you must be an active employee at, and not have given or received notice of termination prior to, the time of the bonus payment.

For purposes of this Offer Letter, “cause” means (i) your commission of an act of fraud or dishonesty in the course of your employment; (ii) your indictment or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) your commission of an act which would make you or Fortress (including any of its affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) your gross negligence or willful misconduct in connection with your performance of your duties in connection with your employment by Fortress (including any affiliate of Fortress for whom you may be employed on a full-time basis at the time) or your failure to comply with any of the restrictive covenants set forth herein; (v) your commission of any act that would result or which might reasonably be a substantial factor resulting in the termination of Fortress (including any of its affiliates) for cause under any of Fortress’s (including any of its

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affiliates’) management, advisory or similar agreements; (vi) your willful failure to comply with any material policies or procedures of Fortress as in effect from time to time provided that you shall have been delivered a copy of such policies or notice that they have been posted on a Fortress website prior to such compliance failure, and (vii) your failure to perform the material duties in connection with your position, unless you remedy such failure no later than 10 days following delivery to you of a written notice from Fortress (including any of its affiliates) describing such failure in reasonable detail (provided that you shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vii)).

Representation:

You represent that on your first day of work you were free to accept employment hereunder without any contractual restrictions, express or implied, with respect to any of your prior employers. You represent that you have not taken or otherwise misappropriated and you do not have in your possession or control any confidential and proprietary information belonging to any of your prior employers or connected with or derived from your services to prior employers. You represent that you have returned to all prior employers any and all such confidential and proprietary information. You further acknowledge that Fortress has informed you that you are not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with your employment by Fortress. You agree that you will not use such information. You shall indemnify and hold harmless Fortress from any and all claims arising from any breach of the representations and warranties in this clause.

Policies and Procedures:	You agree to comply fully with all Fortress policies and procedures applicable to employees, as amended from time to time.
Employment Relationship:

You are an at-will employee. This offer is not a contract of employment for any specific period of time, and your employment may be terminated by you or by Fortress at any time for any reason or no reason whatsoever.

Benefits:

Effective your first day of employment, you (and your spouse and eligible dependents, if any) may at your election be covered under Fortress’s health insurance plan, subject to applicable exclusions and limitations. You will be eligible to participate in Fortress’s

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401(k) plan, subject to the terms of the plan. You will be eligible to participate in all other perquisite and benefit arrangements generally made available by Fortress to its Managing Director level employees, including, without limitation, any directors and officers insurance and any benefits of indemnification or limitation of liability which may be provided to Fortress employees with respect to their service to Fortress or to another entity at the request of or for the benefit of Fortress, subject to the terms of such plans or programs. Each Fortress benefit is subject to modification, including elimination, from to time, at Fortress’s sole discretion.

Vacation:	Twenty (20) days per year in accordance with Fortress’s vacation policy applicable to employees, as amended from time to time.
Certain Covenants:

You shall not, directly or indirectly, without prior written consent of Fortress, during your employment hereunder, provide consultative services to, own, manage, operate, join, control, be employed by, participate in, or be connected with any business, individual, partner, firm, corporation or other entity that directly or indirectly competes with Fortress or any of its affiliates. You further agree that if you resign your employment or are terminated for Cause (as defined below), for twelve (12) months thereafter, you shall not engage in any activity which calls for the application of the same or similar specialized knowledge or skills as those utilized by you in your employment with Fortress, or otherwise directly or indirectly provide consultative services to, own, manage, operate, join, control, be employed by, participate in, or be connected with, any business, individual, partner, firm, corporation, or other entity that directly or indirectly competes with any Fortress business or Fortress managed fund for which you have performed services or with respect to which you have received equity compensation during the course of the last two (2) years of your employment with Fortress. Notwithstanding the foregoing, the “beneficial ownership” by you, either individually or as a member of a “group” (as such terms are used in Rule 13d of the general rules and regulations under the Securities Exchange Act of 1934) of stock, but not more than 5% of the voting stock, of any public company shall not be in violation of this agreement.

Notwithstanding anything else herein, the mere “beneficial ownership” by you, either individually or as a member of a “group” (as such terms are used in Rule 13(d) issued under the Securities Exchange Act of 1934) of not more than 5% of the voting stock of

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any public company shall not be deemed in violation of this Letter Agreement.

In addition, you shall not, directly or indirectly, without the prior written consent of Fortress, during the term of your employment hereunder and for 2 years thereafter, regardless of the reason for your termination, solicit or encourage to leave the employment of Fortress or its affiliates, any employee thereof, or hire (on behalf of yourself or any other person or entity) any person who has left the employment of Fortress (including, for these purposes, any its affiliates) during the immediately preceding one-year period. In addition through the end of the two-year period commencing with the termination by you of your employment with the Company you shall not, whether for your own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with Fortress’s relationship with, or endeavor to entice away from Fortress or any fund, business or account managed by Fortress, any investor in Fortress or any fund, business or account managed by Fortress. In addition, you shall not publish or make any statement (x) under circumstances reasonably likely to become public that is critical of Fortress (including any of its affiliates) or (y) which would in any way adversely affect or otherwise malign the business or reputation of Fortress (including any of its affiliates).

Governing Law:

This agreement will be covered by and construed in accordance with the laws of New York, without regard to the conflicts of laws provisions thereof. YOU HEREBY AGREE TO THAT EXCLUSIVE JURISDICTION WILL BE IN A COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND WAIVE OBJECTION TO THE JURISDICTION OR TO THE LAYING OF VENUE IN ANY SUCH COURT.

Miscellaneous:

This agreement (together with the Exhibits attached hereto) contains the entire understanding of the parties, amends and supersedes for all purposes the agreement between you and Fortress dated as of March 26, 2004 and may be modified only in a document signed by the parties and referring explicitly to this agreement. If any provision of this agreement is determined to be unenforceable, the remainder of this agreement shall not be adversely affected thereby. In executing this agreement, you

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represent that you have not relied on any representation or statement not set forth herein, and you expressly disavow any such representations or statements. Without limiting the foregoing, you represent that you understand that you shall not be entitled to any equity interest, profits interest or other interest in Fortress (including, for these purposes, any of its affiliates, including any fund, account or business managed by any of them) except as set forth in a writing signed by Fortress. Fortress’s affiliates are intended beneficiaries under this Offer Letter.

If you agree with the terms of this agreement and accept this amended employment agreement, please sign and date this agreement in the space provided below and return a copy to me to indicate your acceptance. We look forward to your continuing your work at Fortress.

Sincerely,

FIG LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone Chief Operating Officer

AGREED AND ACCEPTED AS OF February 13, 2007:
By:	/s/ David N. Brooks
David N. Brooks

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Exhibit C – Newcastle

This is Exhibit C to the Letter Agreement between David N. Brooks and FIG LLC, dated as of February 13, 2007 (the “Letter Agreement”). When executed by both parties, the terms of this Exhibit C are intended to be incorporated by reference into the Letter Agreement.

Percentage of Net Newcastle Operating Results:	zero point five percent (for 2007, subject to adjustment for calendar years subsequent to 2007) (0.5%).

Your percentage of the Net Newcastle Operating Results (as defined below) will be paid to you as soon as practicable after results of Newcastle Investment Corp. (“Newcastle”) for the applicable fiscal year have been determined, provided that Fortress has received and been paid all amounts due to it under the management agreement (as amended from time to time, the “NCT Management Agreement”) pursuant to which Fortress manages Newcastle. For calendar years subsequent to 2007, Fortress reserves the right, in its sole and absolute discretion, to raise or to lower your percentage interest in the Net Newcastle Operating Results.

In no event will you be entitled to receive any of the Net Newcastle Operating Results described above if you are not actively employed by or have given notice of your termination of your employment with the Company (or any affiliate of Fortress for whom you may be employed on a full-time basis at the time) at the time such compensation is to be paid.

1. The “Net Newcastle Operating Results” equals (i) the amount of the net management fees plus the amount of net incentive fees actually received by Fortress under the NCT Management Agreement (net of rebates thereof with respect to investments by Fortress affiliates) minus (ii) the sum of (x) Newcastle’s allocable share of (A) payroll costs (including discretionary bonuses that may be paid to Fortress employees providing services for Newcastle), (B) rent and (C) other operating expenses (including reserves), in each case which are incurred by Fortress and (y) any taxes payable by Fortress or its affiliates in respect of the amounts set forth in (i) above. Determinations of Newcastle’s allocable shares of each category of expense set forth in clause (ii)(x) above (which allocations may vary by category) will be made by Fortress, in its sole and absolute discretion. The Net Newcastle Operating Results will not include any amounts paid to Fortress in the event that Newcastle were to terminate the NCT Management Agreement, including any amounts paid to purchase Fortress’s incentive fee.

FIG LLC
By:	/s/ Randal A. Nardone	By:	/s/ David N. Brooks
David N. Brooks

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Exhibit E – Eurocastle

This is Exhibit E to the Letter Agreement between David N. Brooks and FIG LLC, dated as of February 13, 2007 (the “Letter Agreement”). When executed by both parties, the terms of this Exhibit E are intended to be incorporated by reference into the Letter Agreement.

Percentage of Net Eurocastle Operating Results:	zero point five percent (for 2007, subject to adjustment for calendar years subsequent to 2007) (0.5%).

Your percentage of the Net Eurocastle Operating Results (as defined below) will be paid to you as soon as practicable after results of Eurocastle Investment Limited (“Eurocastle”) for the applicable fiscal year have been determined, provided that Fortress has received and been paid all amounts due to it under the management agreement (as amended from time to time, the “ECT Management Agreement”) pursuant to which Fortress manages Eurocastle. For calendar years subsequent to 2007, Fortress reserves the right, in its sole and absolute discretion, to raise or to lower your percentage interest in the Net Eurocastle Operating Results.

In no event will you be entitled to receive any of the Net Eurocastle Operating Results described above if you are not actively employed by or have given notice of your termination of your employment with the Company (or any affiliate of Fortress for whom you may be employed on a full-time basis at the time) at the time such compensation is to be paid.

1. The “Net Eurocastle Operating Results” equals (i) the amount of the net management fees plus the amount of net incentive fees actually received by Fortress under the ECT Management Agreement (net of rebates thereof with respect to investments by Fortress affiliates) minus (ii) the sum of (x) Eurocastle’s allocable share of (A) payroll costs (including discretionary bonuses that may be paid to Fortress employees providing services for Eurocastle), (B) rent and (C) other operating expenses (including reserves), in each case which are incurred by Fortress and (y) any taxes payable by Fortress or its affiliates in respect of the amounts set forth in (i) above. Determinations of Eurocastle’s allocable shares of each category of expense set forth in clause (ii)(x) above (which allocations may vary by category) will be made by Fortress, in its sole and absolute discretion. The Net Eurocastle Operating Results will not include any amounts paid to Fortress in the event that Eurocastle were to terminate the ECT Management Agreement, including any amounts paid to purchase Fortress’s incentive fee.

FIG LLC
By:	/s/ Randal A. Nardone	By:	/s/ David N. Brooks
David N. Brooks

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Exhibit F – Global Macro

This is Exhibit F to the Letter Agreement between David N. Brooks and FIG LLC, dated as of February 13, 2007 (the “Letter Agreement”). When executed by both parties, the terms of this Exhibit F are intended to be incorporated by reference into the Letter Agreement.

1. GM Funds. Drawbridge Global Macro GP LLC, a limited liability company (the “GM General Partner”), serves as general partner to Drawbridge Global Macro Fund LP, a Delaware limited partnership formed to operate as a private investment partnership for U.S. taxable investors (the “GM Partnership”). Drawbridge Global Macro Advisors LLC (the “ GM Investment Manager”), serves as the management company to the GM Partnership and as investment manager to Drawbridge Global Macro Fund Ltd (the “ GM Offshore Fund,” and together with the GM Partnership, the “GM Funds”), a Cayman Islands exempted company formed as an investment vehicle for U.S. tax-exempt and non-U.S. investors. The GM General Partner receives an incentive allocation from the GM Partnership, and DBGM Associates LLC (the “Offshore GP”), an affiliate of the GM General Partner, indirectly receives an incentive allocation from the GM Offshore Fund. The GM Investment Manager also receives a management fee from the GM Partnership and the GM Offshore Fund.

You are a non-managing, non-voting member of the GM General Partner and the Offshore GP. You will receive the percentage interest set forth below in this Exhibit F in the incentive allocation from the GM Partnership that is allocable to the GM General Partner in respect of calendar 2007 (calculated on a basis consistent with the calculation of such percentage interests for other holders of “points” interests, subject to pro rata dilution in the event new members are admitted to the GM General Partner and to adjustment for calendar years subsequent to 2007 as provided below). You will also receive the percentage interest set forth below in this Exhibit F in the incentive allocation paid by the GM Offshore Fund to the Offshore GP (calculated on a basis consistent with the calculation of such percentage interests for other holders of “points” interests, subject to pro rata dilution in the event new members are admitted to the Offshore GP in 2007 and to adjustment for calendar years subsequent to 2007 as provided below). Your interest incentive allocations will be paid within 30 days of their respective receipt by the applicable entity. Without your consent, your portion of the incentive fee will not be deferred.

The fee structure for the GM Funds is a management fee of not more than 2% (out of which overhead will be paid) and a 20% incentive allocation or incentive fee, as the case may be. You shall not be entitled to any percentage of the management fees.

For calendar years subsequent to 2007, Fortress reserves the right, in its sole and absolute discretion, to raise or to lower your percentage interest in the incentive allocation and incentive fee.

You will not receive your interest in the incentive allocation or incentive fee (or any payment under this paragraph) unless you are an active employee at the time of the payment and you have not given notice of resignation, except that you shall receive such payment for the year in which you are terminated if your employment is terminated by Fortress without cause(for these purposes, considered solely in terms of clause (i) of the definition thereof) prior to the date the payment is made by Fortress. If you are not an active employee of Fortress, you will be withdrawn as a member of the GM General Partner and Offshore GP.

GM Partnership - Percentage:	0.5%
GM Offshore Fund - Percentage:	0.5%
Fortress Investment Group LLC

By:	/s/ Michael Novogratz	By:	/s/ David N. Brooks
	Michael Novogratz		David N. Brooks

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Exhibit G – Special Opportunities

This is Exhibit G to the Letter Agreement between David N. Brooks and FIG LLC, dated as of February 13, 2007 (the “Letter Agreement”). When executed by both parties, the terms of this Exhibit D are intended to be incorporated by reference into the Letter Agreement.

1. DB Funds. Drawbridge Special Opportunities GP LLC, a limited liability company (the “ DB General Partner”), serves as general partner to Drawbridge Special Opportunities Fund LP, a Delaware limited partnership formed to operate as a private investment partnership for U.S. taxable investors (the “DB Partnership”). Drawbridge Special Opportunities Advisors LLC (the “DB Investment Manager”), serves as the management company to the Partnership and as investment manager to Drawbridge Special Opportunities Fund Ltd (the “DB Offshore Fund,” and together with the Partnership, the “DB Funds”), a Cayman Islands exempted company formed as an investment vehicle for U.S. tax-exempt and non-U.S. investors. The DB General Partner receives an incentive allocation from the DB Partnership, and the DB Investment Manager receives an incentive fee from the DB Offshore Fund. The DB Investment Manager also receives a management fee from the DB Partnership and the DB Offshore Fund.

You are a non-managing, non-voting member of the DB General Partner and the DB Investment Manager. You will receive the percentage interest set forth below in this Exhibit G in the incentive allocation from the DB Partnership that is allocable to the DB General Partner in respect of calendar year 2007 (calculated on a basis consistent with the calculation of such percentage interests for other holders of “points” interests, subject to pro rata dilution in the event new members are admitted to the DB General Partner and to adjustment for calendar years subsequent to 2007 as provided below). You will also receive the percentage interest set forth below in this Exhibit D in the incentive fee paid by the DB Offshore Fund to the DB Investment Manager (calculated on a basis consistent with the calculation of such percentage interests for other holders of “points” interests, subject to pro rata dilution in the event new members are admitted to the DB Investment Manager in 2007 and to adjustment for calendar years subsequent to 2007 as provided below). Your interest in the incentive fee (unless deferred by you) and incentive allocation will be paid within 30 days of its receipt by the applicable entity. Without your consent, your portion of the incentive fee will not be deferred.

The fee structure for the DB Funds is a management fee of not more than 2% (out of which overhead will be paid) and a 20% incentive allocation or incentive fee, as the case may be. You shall not be entitled to any percentage of the management fees. To the extent that during the term of your employment by Fortress, Fortress forms one or more other hedge funds, the investment program of which is principally investing in distressed assets, you will also be entitled to participate in any incentive allocation or incentive fee paid to the general partner or investment management affiliate of Fortress by such fund(s) on the same terms and conditions as you participate in the incentive fees and incentive allocations of the DB Funds.

For calendar years subsequent to 2007, Fortress reserves the right, in its sole and absolute discretion, to raise or to lower your percentage interest in the incentive allocation and incentive fee.

You will not receive your interest in the incentive allocation or incentive fee (or any payment under this Exhibit) unless you are an active employee at the time of the payment and you have not given notice of resignation, except that you shall receive such payment for the year in which you are terminated if your employment is terminated by Fortress without cause (for these purposes, considered solely in terms of clause (i) of the definition thereof) prior to the date the payment is made by Fortress. If you are not an active employee of Fortress, you will be withdrawn as a member of the General Partner and Investment Manager.

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DB Partnership - Percentage:	0.467%
DB Offshore Fund - Percentage:	0.467%

Fortress Investment Group LLC

By:	/s/ Peter. L Briger	By:	/s/ David N. Brooks
	Peter. L Briger, Jr.		David N. Brooks